Exhibit 99.1

Nukkleus Inc. Closes Merger with Brilliant Acquisition Corporation

NEW YORK, December 22, 2023 /PRNewswire/ — Nukkleus Inc. (Nasdaq: NUKK) proudly announces the closing of its strategic merger with Brilliant Acquisition Corporation. This merger, valuing Nukkleus at around $105 million, signifies a bold step into a future rich with digital asset opportunities for businesses and investors alike. The combined company has been redomesticated to Delaware and its name has been change to Nukkleus Inc. The common stock and warrants of the combined company are expected to begin trading on the Nasdaq Stock Market under the ticker symbols NUKK and NUKKW on December 26, 2023.

Merger Details and Future Prospects

Nukkleus has undergone a strategic evolution through a SPAC merger with Brilliant Acquisition Corporation, in which Nukkleus has been acquired by Brilliant. Following this merger, the ticker symbol BRLI will be transitioned to NUKK to maintain brand continuity and market presence. This development aligns with our overarching vision for expansive growth and underscores our commitment to customer-centric innovation and service excellence.

Following the domestication, and prior to effectiveness of the merger, each outstanding public unit of Brilliant were converted into one share of the Brilliant, one right in Brilliant, and one warrant to purchase common stock of the combined company, with any fractional rights and warrants issued in connection with such separation rounded down to the nearest whole right or warrant.

As a result of the merger:

●	each ordinary share of Brilliant is being converted into one share of common stock in the combined company;

●	the stockholders of Nukkleus are receiving 1 share of the combined company for every 36.44532 shares of Nukkleus stock held prior to the merger;

●	each public warrant of Brilliant prior to the merger is being converted into a new public warrant of the combined company; and

●	the Brilliant rights are being converted into shares of the combined company at a rate of one (1) share for every ten (10) rights.

Additionally, as a “backstop” for public holders the combined company:

●	are issuing shares of common stock to all public holders of Brilliant ordinary shares at the rate of 0.4 of a share of the combined company for each outstanding share held;

●	are issuing Brilliant rights to all public holders of Brilliant rights at the rate of 0.04 of a share of the combined company for each outstanding right held; and

●	are issuing Brilliant warrants to all public holders of Brilliant warrants at the rate of 0.4 of a warrant of the combined company for each outstanding warrant held.

With an unwavering commitment to innovation, Nukkleus is set to catalyze a new wave of growth in digital asset services, thereby enhancing our client offerings. Our strategy is clear: to leverage our combined strengths to deliver a suite of services that not only meet but anticipate the needs of our clients in a dynamic financial ecosystem. Nukkleus is charting a course towards a future where digital asset management and transactions are seamless, secure, and sophisticated.

Axiom Capital Management, Inc. and RedEight Capital Limited served as financial advisers; Loeb & Loeb LLP acted as counsel to Brilliant Acquisition Corporation; and ArentFox Schiff, LLP acted as counsel to Nukkleus Inc.

About Nukkleus Inc.

Nukkleus Inc. (Nasdaq: NUKK) blends cutting-edge technology with a comprehensive suite of digital asset exchange, investment, custody and payment services. We are dedicated to empowering our institutional clients and a broader customer base by offering full-service solutions in both traditional and digital asset markets, driven by a commitment to innovation and regulatory compliance.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or their negatives or variations of these words, or similar expressions. All statements contained in this press release that do not strictly relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the combined company management’s expectations regarding its financial outlook, strategic priorities and objectives, future plans, business prospects and financial performance, ability to satisfy the initial listing criteria of Nasdaq, ability to deliver value to its stakeholders and grow as a public company. These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably following the business combination; costs related to the business combination; changes in applicable laws or regulations; our ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate; the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so; the risk that we may never achieve or sustain profitability; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we experience difficulties in managing our expected growth and expanding operations; the risk that third party vendors are not able to fully and timely meet their obligations; the risk that we are unable to secure or protect our intellectual property; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties discussed under the “Risk Factors” section of Brilliant Acquisition Corp.’s prospectus filed with the Securities and Exchange Commission on November 13, 2023, and the combined company’s other periodic filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the combined company expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information and to explore our digital asset solutions, please contact:

Jamie Khurshid COO

Jkhurshid@nukk.com

+44 7956590095